UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: May 13, 2008
(Date of Earliest Event Reported)

Commission file number: 1-3203

CHESAPEAKE CORPORATION
(Exact name of registrant as specified in its charter)

Virginia	54-0166880
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

1021 East Cary Street
Richmond, Virginia	23219
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: 804-697-1000

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.05  COSTS ASSOCIATED WITH EXIT OR DISPOSAL ACTIVITIES

On May 13, 2008, Chesapeake Corporation (the “Company”) announced that the Company has undertaken a review of its carton manufacturing capacity in Belgium for pharmaceutical and healthcare packaging.  Based on the review the Company has proposed closure of the Company’s carton operation at Brussels, Belgium to improve overall plant utilization while delivering the highest quality products and services to customers.  The proposal is subject to consultation with the Belgian works council.  If the proposed closure is implemented, the Company’s carton operation at Gent, Belgium will support the Brussels plant’s current customer requirements.  The proposed closure is expected to take place over the coming months and it is anticipated that there may be up to 42 redundancies.  The Company expects to incur employee severance costs of approximately €1.5 million, to be paid during 2008.  In addition, the Company expects to record approximately €0.3 million of asset redeployment costs and €0.3 million in professional fees, both of which are expected to be recognized, as incurred, through 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

CHESAPEAKE CORPORATION
(Registrant)

Date: May 15, 2008	BY:	/s/ Joel K. Mostrom
Joel K. Mostrom
Executive Vice President & Chief Financial Officer